Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Note: Names of Subsidiaries are indented under name of Parent. Subsidiaries are wholly owned unless otherwise noted. (Directors' or other shares required by statute in foreign jurisdictions and totaling less than 1% of equity are omitted.)

Vishay Americas, Inc.	Delaware
Vishay Americas do Brasil, LTDA	Brazil
Vishay Insurance, Ltd.	Ireland
Vishay France Holdings SAS	France
Vishay MCB Industrie S.A.S.	France
Vishay Dale Electronics, LLC	Delaware
Electronica Dale de Mexico S.A. de C.V.	Mexico
Vishay HiRel Systems LLC	Delaware
Vishay HiRel Systems International, LLC	Delaware
Vishay HiRel Systems Asia Limited	Hong Kong
Vishay Sprague, Inc.	Delaware
Vishay Sprague Canada Holdings Inc.	Canada
Sprague Electric of Canada, Ltd.	Canada
Siliconix incorporated	Delaware
Vishay Siliconix, LLC	Delaware
Siliconix Semiconductor, Inc.	Delaware
Siliconix Technology C.V.	Netherlands	(a)
Vishay Siliconix Electronic Co. Ltd.	The Republic of China (Taiwan)
Shanghai Simconix Electronic Company Ltd.	China	(b)
Vishay Semiconductor Italiana S.p.A.	Italy
Vishay Singapore Pte Ltd.	Singapore
Vishay Semiconductor India Pvt. Ltd.	India
Siliconix Singapore Pte Ltd	Singapore
Vishay GSI, Inc.	Delaware
Vishay GSI Holdings, LLC	Delaware
Vishay General Semiconductor, L.P.	Cayman Islands	(c)
Vishay General Semiconductor, LLC	Delaware
Vishay General Semiconductor of Taiwan, Ltd.	The Republic of China (Taiwan)
Vishay Asia GS Investments Pte., Ltd.	Singapore
ATC Corp.	Delaware
General Semiconductor Hong Kong Ltd.	Hong Kong
Vishay BCcomponents Holdings Ltd.	Delaware
Vishay BCcomponents B.V.	Netherlands
Vishay Capacitors Belgium NV	Belgium
Vishay Resistors Belgium BVBA	Belgium
Vishay Components India Pvt. Ltd	India	(d)
Vishay BCcomponents Hong Kong Ltd.	Hong Kong
BCcomponents China Ltd	Hong Kong
Vishay Components (Huizhou) Co. Ltd.	China
Vishay Intertechnology Asia Pte Ltd.	Singapore
Vishay Hong Kong Ltd.	Hong Kong
Vishay Japan K.K.	Japan
Vishay Korea Co. Ltd.	Korea
Vishay (Taiwan) Ltd.	The Republic of China (Taiwan)
Vishay Malaysia Sdn. Bhd.	Malaysia
Vishay Dutch Holdings B.V.	Netherlands
Vishay Capella Microsystems (Taiwan) Limited	The Republic of China (Taiwan)	(e)
Capella Microsystems, Inc.	California
Capella Microsystems Corp	British Virgin Islands

Subsidiaries of the Registrant (continued)

Vishay Israel Limited	Israel
Z.T.R. Electronics Ltd.	Israel
ECOMAL Israel Ltd.	Israel	(f)
Vishay Polytech Co. Ltd.	Japan
Vishay Europe GmbH	Germany	(g)
Vishay Europe Sales GmbH	Germany
Vishay BCcomponents Austria GmbH	Austria
Vishay Electronic GmbH	Germany
Vishay Siliconix Itzehoe GmbH	Germany
Roederstein GmbH	Germany
Roederstein Electronica Portugal Lda.	Portugal	(h)
ECOMAL Europe GmbH	Germany
ECOMAL Sweden AB	Sweden
ECOMAL Schweiz A.G.	Switzerland
ECOMAL Austria Ges.mbH	Austria
Vishay Components, S.A.	Spain
ECOMAL Iberia S.A.U.	Spain
ECOMAL Nederland BV	Netherlands
ECOMAL Belgium BVBA	Belgium
ECOMAL Ceska republika S.r.O.	Czech Republic
ECOMAL Denmark A/S	Denmark
ECOMAL Finland OY	Finland
ECOMAL France S.A.S.	France
ECOMAL UK Ltd.	United Kingdom
ECOMAL Italy SRL	Italy
Vishay Electronic SPOL SRO	Czech Republic
Ecomal Poland Sp. Z.o.o.	Poland
Ecomal Hungary Kft.	Hungary
Vishay S.A.	France	(i)
Ultronix, Inc.	Delaware
E-Sil Components Ltd.	United Kingdom
Vishay Ltd.	United Kingdom
Vishay Semiconductor GmbH	Germany
Vishay (Phils.) Inc.	Philippines
Vishay Semiconductor Ges.mbH	Austria	(j)
Vishay Asia Semiconductor Investments Pte. Ltd.	Singapore
Vishay Singapore Pte. Ltd.	Singapore	(k)
Shanghai Vishay Semiconductors Ltd.	China
General Semiconductor (China) Co., Ltd.	China
Vishay Xi'an Micro-Electronics Co. Ltd.	China
Vishay China Co. Ltd.	China
Vishay HiRel Systems Zhuhai Electronics Co Ltd	China
Vishay Hungary Elektronikai KFT	Hungary
Vishay Semiconductor Malaysia Sdn Bhd	Malaysia
Vishay Phoenix do Brasil Ltda	Brazil	(l)
Vishay Beyschlag Holding GmbH	Germany
Vishay BCcomponents Beyschlag GmbH	Germany

Subsidiaries of the Registrant (continued)

(a) -	Registrant's indirect ownership percentage in Siliconix Technology C.V. is 100%; 89% is owned by its wholly owned subsidiary Siliconix Incorporated, 10% is owned by its indirectly wholly owned subsidiary Siliconix Semiconductor, Inc., and 1% is owned by its indirect wholly owned subsidiary Vishay Siliconix LLC.
(b) -	Registrant's indirect ownership percentage in Shanghai Simconix Electronic Company Ltd. is 96%.
(c) -	Registrant's indirect ownership percentage in Vishay General Semiconductor, L.P. is 100%; 1% is owned by its indirectly wholly owned subsidiary Vishay GSI Holdings, LLC, and 99% is owned by its wholly owned subsidiary Vishay GSI, Inc.
(d) -	Registrant's indirect ownership percentage in Vishay Components India Pvt Ltd. is 100%; 69% is owned directly and 31% is owned by its indirectly wholly owned subsidiary Vishay BCcomponents B.V.
(e) -	Registrant's indirect ownership percentage in Vishay Capella Microsystems (Taiwan) Limited is 100%, over 99.9% is owned by its directly wholly owned subsidiary Vishay Dutch Holdings B.V. and less than 0.1% is owned directly.
(f) -	Registrant's indirect ownership percentage in Ecomal Israel Ltd. is 66.7%.
(g) -	Registrant's indirect ownership percentage in Vishay Europe GmbH is 100%; over 99.9% is owned directly or indirectly by its wholly owned subsidiary Vishay Israel Limited and its affiliates; and less than 0.1% is owned directly.
(h) -	Registrant's indirect ownership percentage in Roederstein Electronics Portugal Lda.is 100%; 65% is owned by its indirectly wholly owned subsidiary Roederstein GmbH, 30% is owned by its indirectly wholly owned subsidiary Vishay Electronic GmbH, and 5% is owned by its indirectly wholly owned subsidiary Vishay Europe GmbH.
(i) -	Registrant's indirect ownership percentage in Vishay S.A. is 99.9%; 2.3% is owned directly and 97.6% is owned by its indirectly wholly owned subsidiary Vishay Europe GmbH.
(j) -	Registrant's indirect ownership percentage in Vishay Semiconductor Ges.mbH is 100%, 54% is owned by its indirectly wholly owned subsidiary Sprague Electric of Canada and 46% is owned by its indirectly wholly owned subsidiary Vishay Semiconductor GmbH.
(k) -	Registrant's indirect ownership percentage in Vishay Singapore Pte. Ltd. is 100%, 48% is owned by its indirectly wholly owned subsidiary Vishay Asia Semiconductor Investments Pte. Ltd., 26% is owned by its indirectly wholly owned subsidiary Vishay Asia Semiconductor GS Investments Pte. Ltd., and 26% is owned by its indirectly wholly owned subsidiary Siliconix Technology C.V.
(l) -	Registrant's indirect ownership percentage in Vishay Phoenix do Brazil LTDA is 100%, over 99.9% is owned by its indirectly wholly owned subsidiary Vishay Europe GmbH, less than 0.1% is owned by its indirectly wholly owned subsidiary Roederstein GmbH, and less than 0.1% is owned by its indirectly wholly owned subsidiary Vishay Electronic GmbH.